FIRST AMENDMENT TO EMLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE NON-EMPLOYEE PRESIDENT & CHIEF STRATEGY OFFICER ENGAGEMENT AGREEMENT dated January 1, 2025, is by and between SafeSpace Global Corporation, formerly known as Healthcare Integrated Technologies, Inc., a Nevada corporation (the "**Company**"), and All Things New Ventures, LLC ("Management Company").

AMENDMENTS:

Paragraph 2 of the Agreement shall be amended in its entirety to read as follows:

2. **Employee President and Chief Strategy Officer**. Management Company agrees to designate Dustin Hillis as an Employee with a title of President and Chief Strategy Officer of the Company on the terms and conditions set forth in this Agreement. During the Services Period, Management Company shall report directly to the Chief Executive Officer, and exercise such authority, perform such executive duties and functions and discharge such executive responsibilities as are reasonably associated with Management Company's position, consistent with the responsibilities assigned to officers of companies comparable to the Company, commensurate with the authority vested in Management Company pursuant to this Agreement and consistent with the Articles of Incorporation and By-laws of the Company. Without limiting the generality of the foregoing, Management Company shall undertake his duties in a manner consistent with the best interests of the Company and shall perform his duties to the best of his ability and in a diligent and proper manner. Management Company shall perform all duties, services and responsibilities in accordance with the guidelines, policies and procedures established by the Board of Directors (the "**Board**") from time to time. Management Company further agrees to devote his time, attention, full skill and best efforts to the interests and business of the Company. Notwithstanding the foregoing, nothing in this Agreement shall restrict the Management Company from devoting time to serve on corporate boards (subject to Board approval), passive personal investments, other business affairs (including, without limitation, in respect to Management Company's existing consulting business), educational and charitable interests, provided that none of such activities, individually or in the aggregate, interferes with the performance of his duties and responsibilities hereunder or conflicts or competes with the interests of the Company.

Paragraph 3 (a) of the Agreement shall be amended in its entirety to read as follows:

3. **Compensation**.

(a) **Base Fee**. The Company shall pay to Management Company, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate of $150,000.00 per annum during the Services Period. Management Company's base salary is payable in accordance with the normal payroll practices of the Company for its executive officers. Management Company's base salary shall be subject to review each calendar year by the Board in its sole discretion, provided that in no event may the base salary be reduced from the level previously in effect.

Paragraph 3 (e) of the Agreement shall be amended in its entirety to read as follows:

(e) **Benefits**. During the term of this Agreement, Management Company shall be entitled to participate in any employee benefit plans, programs and arrangements of the Company in effect during the engagement period which are generally available to senior executives of the Company (including, without limitation, group medical insurance plans, life insurance plans, 401(k), subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements.

COMPANY:

Action by Unanimous Written Consent of the Board of Directors of SafeSpace Global Corporation formerly known as Healthcare Integrated Technologies, Inc.

The undersigned Board of Directors of Healthcare Integrated Technologies, Inc., a Nevada corporation, in lieu of a meeting for such purposes, does hereby waive all requirements as to notice of such a meeting and hereby authorizes the approval of this Employment Agreement by written consent.

DocuSigned by:
Scott M. Boruff
CE216ACB5DED4F5...

By: Scott M. Boruff
Its: Chief Executive Officer of SafeSpace Global Corporation, formerly known as Healthcare Integrated Technologies, Inc.

All Things New Ventures, LLC:

Signed by:
CF777FB62C34498...

By: Dustin Hillis